Exhibit 10.4

Five Star Bancorp 2021 Equity Incentive Plan

Section 1.              Purpose

This 2021 Equity Incentive Plan for Five Star Bancorp has two complementary purposes: (1) to help Five Star Bancorp, a California corporation (the “Company”), Five Star Bank (the “Bank”) and its Affiliates retain, attract, and motivate outstanding individuals to serve as officers, employees, Directors, consultants, and other service providers, and (2) to align the interests of the Plan’s Participants with the interests of the Company’s shareholders.

Section 2.              Definitions

For purposes of the Plan, capitalized terms have the meaning provided below, or, if not provided below, as provided elsewhere in the Plan:

“Affiliate” means (a) any Subsidiary or Parent, or (b) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company. The term Affiliate shall include the Bank.

“Award” means an award that is granted under the Plan.

“Award Agreement” means a written agreement evidencing the grant of an Award.

“Award Cycle” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Change in Control” means, except as provided in Section 14(k)(5), the earliest to occur of the following events:

(a)       An individual, entity or group (as defined in Section 13(d) and 14(d) of the Exchange Act) (excluding any employee benefit plan or trust maintained by the Company or its Affiliate) acquires ownership of fifty percent (50%) or more of the total fair market value or total voting power of the Company’s then outstanding voting securities.

(b)       During any twelve-month period, individuals who constitute the Board at the beginning of the twelve-month period cease for any reason to constitute at least a majority of the Board; provided that for purposes of this clause (b), each Director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least a majority of the Directors who were Directors at the beginning of the twelve-month period shall be deemed to have also been a Director at the beginning of such period; or

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(c)       A person or a group acquires, during any twelve-month period, assets of the corporation having a total gross fair market value equal to more than forty percent of the total gross fair market value of all of the Company’s assets. For purpose of this paragraph, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (1) an entity that is controlled by the shareholders of the Company immediately after the transfer; or (2) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Committee described in Section 3.

“Common Stock” means common stock, par value $0.0 per share, of the Company and such other securities of the Company as may be substituted for Common Stock under the terms of the Plan.

“Company” has the meaning set forth in Section 1.

“Consultant” means any natural person, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services (other than an employee or a Director, solely with respect to rendering services in such person’s capacity as a Director), and who is compensated for such services, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Director” means a member of the Board.

“Eligible Individuals” means officers, employees, Consultants, and Directors of the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award Agreement as the price-per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award Agreement as the reference price-per-share used to calculate the amount payable to the Participant.

“Effective Date” has the meaning set forth in Section 15(a).

“Fair Market Value” means, with respect to any Award, for each share of Common Stock subject to such Award, (i) if the stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the date on which sales were reported or, if there is no sale on that date, then on the last previous day on which a sale was reported, or (ii) if the stock is not listed on a securities exchange, a value that will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.

“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Outside Director” means a Director who qualifies as independent as defined in Nasdaq Rule 5605(a)(2) and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

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“Parent” means a corporation, limited liability company, partnership, or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. With respect to an Incentive Stock Option, if the preceding sentence does not satisfy the definition of “parent corporation” under Section 424(e) of the Code, Parent shall mean a “parent corporation” within the meaning set forth in Section 424(e) of the Code.

“Participant” means an individual who is granted an Award under the Plan.

“Performance Awards” means Awards granted under Section 9.

“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.

“Plan” means this 2021 Equity Incentive Plan for Five Star Bancorp, as set forth herein and as amended from time to time.

“Restricted Stock” means shares of Common Stock issued under the Plan subject to restrictions specified in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as specified in the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 409A” means Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

“Stock Appreciation Right” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. With respect to an Incentive Stock Option, if the preceding sentence does not satisfy the definition of “subsidiary corporation” under Section 424(f) of the Code, Parent shall mean a “subsidiary corporation” within the meaning set forth in Section 424(f) of the Code.

“Ten-Percent Holder” means an employee who, at the time of the grant of an Award, owns stock representing more than ten percent of the voting power of the Company or any Affiliate (as determined under Section 422(b)(6) of the Code).

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Section 3.              Administration

(a)       Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall consist of three or more individuals, each of whom will be an Outside Director and shall be a member of the Board.

(b)       Powers. The Committee shall have the full power and authority, subject to applicable law and the terms of the Plan, to—

(1)       grant Awards;

(2)       determine who is an Eligible Individual and select the Eligible Individuals to whom Awards may from time to time be granted;

(3)       determine the type or types of Awards to be granted to each Participant;

(4)       determine the number of Awards to be granted and the number of shares of Common Stock or dollar amount to which an Award will relate;

(5)       determine the terms and conditions of any Award, including without limitation, the Exercise Price, grant price, or purchase price, any Performance Goals, vesting conditions, forfeiture restrictions, and any other restrictions or limitations;

(6)       subject to Section 11(b), modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including without limitation the content of Performance Goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(7)       determine whether, to what extent, and under what circumstances, Common Stock, cash, and other amounts payable with respect to an Award shall be deferred;

(8)       determine whether, to what extent, and under what circumstances, any vesting conditions will be waived or otherwise made inapplicable in connection with certain events, such as a Participant’s termination of employment without cause or with good reason (as such terms may be defined in the applicable Award Agreement), or due to death, disability, retirement, or a Change in Control;

(9)       determine the form or forms (including cash, stock, other Awards, or other property) in which an Award may be settled, and in which any Exercise Price or other payment may be paid;

(10)       determine the requirements, extent, and circumstances, if any, in which an Award may be canceled, forfeited, or surrendered;

(11)       take actions set forth in Section 4(c) with respect to substitutions or adjustments;

(12)       determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under Section 12 of the Plan or under the terms of an Award Agreement;

(13)       determine the effect of a Change in Control on outstanding awards, as provided under Section 13 of the Plan;

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(14)       adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(15)       construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(16)       make all other decisions and determinations, and take all other actions, that the Committee deems necessary and appropriate for the administration of the Plan and any Award issues under the Plan; and

(17)       adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes.

(c)       Actions and Interpretations by the Committee. The Committee may act by a majority of its members then in office, or by any means permitted under a Committee charter or similar governing document. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company (or any Affiliate), or by an accountant, attorney, consultant, or other professional retained by the Committee or by the Company (or any Affiliate) to assist in the administration of the Plan.

(d)       Delegation Powers. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, and subject to the limitations in this Section 3(d), the Committee may (1) delegate administrative responsibilities with respect to the Plan, and (2) delegate all, or any portion, of its responsibilities to grant Awards, in each case, to one or more designated members of the Committee in a properly-formed subcommittee of the Committee, to the Board or to officers of the Company; provided that no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act; and provided further, that the Committee may not delegate the authority to grant Awards to any “officer” as defined in Rule 16a-1(f) under the Exchange Act or to any Director. The acts of delegates under this Section 3(d) shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any delegation may be revoked by the Committee at any time.

(e)       Delegations. Subject to the terms of Section 3(d), the Committee hereby delegates to the Chief Financial Officer of the Company general administrative responsibilities with respect to the Plan. The Committee may amend or terminate this delegation, and may make, amend or terminate any other delegation or delegations, at any time, without the necessity of a formal amendment to this Section 3(e).

(f)       Action by the Board. Any authority granted to the Committee under the Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

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(g)       Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or other employee, and each member of any other committee to whom a delegation under the Plan has been duly made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s certificate of incorporation and bylaws permit, except with respect to such individual’s own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 4.              Common Stock Subject to Plan

(a)       Shares Available. Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The number of shares of Common Stock available under the Plan are described in this Section 4, subject to adjustment as provided in Section 4(c).

(1)       The maximum aggregate number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan shall equal 1,700,000. The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall equal 1,700,000.

(2)       If, on or after the Effective Date, any Award (A) is forfeited or otherwise expires, terminates, or is canceled without the delivery of all shares of Common Stock subject thereto or (B) is settled other than by the delivery of shares of Common Stock (including by cash settlement), then, in the case of clauses (A) and (B), the number of shares of Common Stock subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan, except as provided in clause (3) below.

(3)       Shares of Common Stock tendered or held back upon the exercise of a Stock Option or stock-settled Stock Appreciation Right to cover the Exercise Price or tax withholding shall not be available for future issuance under the Plan. In addition, upon such net or “cashless” exercise of a Stock Option or stock-settled Stock Appreciation Right, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock remaining available for issuance under the Plan.

(4)       Shares of Common Stock tendered or held back upon the settlement of an Award (other than a Stock Option or Stock Appreciation Right) to cover tax withholding shall be available for future issuance under the Plan.

(b)       Acquired Entities. Delivery of shares of Common Stock subject to awards granted in substitution of awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company shall not be deemed a delivery for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Additionally, subject to applicable stock exchange rules, if a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided in Section 4(a) above); provided that Awards using such available shares shall not be made after the last date on which awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were eligible to receive such Awards prior to such acquisition or combination.

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(c)       Adjustment Provision. Upon the occurrence of any of the events listed in the last sentence of this Section 4(c), the Committee or Board shall make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under Section 4(a)(1) of the Plan, (2) the number and kind of shares subject to outstanding Awards granted under the Plan, (3) the Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and/or (4) such other equitable substitution or adjustments as it may determine to be appropriate; provided that the number of shares of Common Stock subject to any Award shall always be rounded down to a whole number. The actions described in the preceding sentence shall be taken if the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii) an extraordinary cash dividend, (iv) any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (v) any partial or complete liquidation of the Company.

Section 5.              Eligibility; Terms Applicable to All Awards

(a)       Eligibility for Awards. Awards may be granted under the Plan to Eligible Individuals. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

(b)       Types of Awards. Awards may be made under the Plan in the form of (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock, (4) Restricted Stock Units, (5) Performance Awards, and (6) other stock-based awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards.

(c)       Award Agreements. Awards shall be evidenced by Award Agreements, the terms and provisions of which may differ. The terms of the Plan shall apply to all Awards granted under the Plan, unless otherwise stipulated in an Award’s individual grant agreement, provided that, in the event of a conflict between the terms of the Plan and the terms of an individual grant agreement, the individual grant agreement shall control unless inconsistent with applicable law.

(d)       Non-Transferrable. Unless determined otherwise by the Committee and expressly provided in the applicable Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and a Stock Option may be exercised, during the lifetime of the Participant, only by the Participant; provided that no Award Agreement shall permit an Award to be transferred by a Participant for value, and further provided that, in the case of an Incentive Stock Option, an award may not be transferrable. Subject to the foregoing, no right or interest of a Participant in an Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Participant to any other party other than the Company or an Affiliate.

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Section 6.              Stock Options

(a)       Types. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to any Eligible Individual; provided that Incentive Stock Options may be granted only to employees of the Company and, if applicable, its Parents and Subsidiaries. The applicable Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option, or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

(b)       Grant Date of Award. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option, and specifies the material terms and provisions of such Stock Option, or on any later date determined by the Committee.

(c)       Award Terms. Stock Options granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)       Option Term. The Committee shall determine the stated term of each Stock Option granted under the Plan. No Stock Option shall be exercisable more than ten years after the date the Stock Option is granted (or, with respect to Incentive Stock Options granted to a Ten-Percent Holder, five years after the date the Stock Option is granted).

(2)       Exercise Price. The Exercise Price with respect to each Stock Option granted under the Plan shall not be less than the Fair Market Value on the date of grant, except that, with respect to Incentive Stock Options granted to a Ten-Percent Holder, the Exercise Price shall not be less than one hundred and ten percent of the Fair Market Value on the date of grant (and except in connection with Stock Option substitution in connection with a corporate transaction, to the extent consistent with Section 409A or Section 422 of the Code, as applicable).

(3)       Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(4)       Method of Exercise. The Committee shall determine the method or methods by which Stock Options may be exercised, and the form or forms in which the Exercise Price may be paid, including without limitation cash, shares, net settlement, broker assisted cashless exercise or any combination thereof. If some or all of the Exercise Price is paid with shares (including through cashless exercise), the number of shares to be paid shall be determined based on the Fair Market Value of such shares as of the exercise date.

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Section 7.              Stock Appreciation Rights

(a)       Term. The Committee shall determine the stated term of each Stock Appreciation Right granted under the Plan. No Stock Appreciation Right shall be exercisable more than ten years after the date of grant.

(b)       Exercise Price. The Exercise Price with respect to each Stock Appreciation Right granted under the Plan shall not be less than the Fair Market Value on the date of grant, except (1) in connection with a Stock Appreciation Right substitution in connection with a corporate transaction (to the extent consistent with Section 409A) and (2) if a Stock Appreciation Right is granted to replace a Stock Option, the Exercise Price of the Stock Appreciation Right may be the Exercise Price of the Stock Option it replaces, to the extent consistent with Section 409A.

(c)       Exercisability. Except as otherwise provided herein, Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d)       Settlement. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock, or a combination of cash and shares (pursuant to the Award Agreement and as determined by the Committee), in value equal to (1) the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the applicable Exercise Price, multiplied by (2) the number of shares of Common Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

Section 8.              Restricted Stock and Restricted Stock Units

(a)       Grant. Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

(b)       Restrictions. Except as otherwise provided in an Award Agreement or other Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Restricted Stock (including without limitation the right to receive dividends or dividend equivalents) until such time as shares of Common Stock are paid in settlement of Restricted Stock Units or restrictions are lifted with respect to shares of Common Stock subject to an Award of Restricted Stock.

(c)       Award Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

(d)       Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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Section 9.              Performance Awards

(a)       Grant. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Awards shall be awarded, the number of Performance Shares (as defined below) and/or the amount of Performance Cash Awards (as defined below) to be awarded to any Eligible Individual, the duration of the Award Cycle (if applicable), and any other terms and conditions of the Award, in addition to those contained in Section 9(b). The Committee shall also determine whether each Performance Award shall be denominated as (1) a performance-based stock or stock unit Award (a “Performance Share Award”) or (2) a performance-based cash Award (a “Performance Cash Award”). In all cases, the Committee may condition the vesting or value of an Award upon the achievement of Performance Goals; any such Award shall constitute a Performance Award for purpose of the Plan.

(b)       Terms and Conditions. Performance Awards shall be subject to the following terms and conditions:

(1)       Performance-Based Awards. The Committee may condition the settlement of a Performance Award upon the attainment of Performance Goals. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

(2)       Achievement of Performance Criteria. Unless otherwise specified in an Award Agreement, at the expiration of the Award Cycle, the Committee shall evaluate the Participant’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of shares of Common Stock (or other applicable payment measures) which have been earned or vested. Unless otherwise specified in an Award Agreement, the Committee shall then cause to be delivered (A) if the Performance Awards are Performance Shares, (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned or vested, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y) such number of Performance Shares determined to have been earned, as the Committee shall elect, or (B) if the Performance Awards are Performance Cash Awards, (1) cash equal to the amount earned under the Award (the “Cash Payment”), or (2) a number of shares of Common Stock equal to (x) the Cash Payment divided by (y) the Fair Market Value as of the date of settlement (with any resulting fractional shares distributed in the form of cash), as the Committee shall elect.

Section 10.            Other Awards

(a)       Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee, may grant Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation, fully vested Common Stock, deferred stock units, and dividend equivalents. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan. Each such Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

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Section 11.            Amendment and Termination

(a)       The Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the Company’s shareholders, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the shares are principally quoted or traded provided that shareholder approval shall not be required (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations (and shareholder approval is not otherwise required by applicable law) or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 12. No amendment, alteration, suspension, discontinuation or termination shall be applied to materially adversely affect the rights of any Participant under any outstanding Award without such Participant’s consent, except to the extent that such amendment, alteration, suspension, discontinuation or termination is permitted under the terms of the applicable Award Agreement or the terms of the Plan in effect immediately prior to the grant date of the Award.

(b)       Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant; provided that no such waiver, amendment, alteration, suspension, discontinuation or termination of an Award shall be made without the consent of the affected Participant, if such action would materially adversely affect the rights of any Participant under any outstanding Award, except to the extent that such amendment, alteration, suspension, discontinuation or termination is permitted under the terms of the applicable Award Agreement or the terms of the Plan in effect immediately prior to the grant date of the Award.

Section 12.            Clawback; Recoupment of Awards

The Committee shall have full authority to establish and implement any policies and procedures it deems appropriate to provide for clawback or recoupment of Awards. Pursuant to such policies and procedures, among other things, the Committee may require forfeiture of an Award, repayment of an Award (or proceeds therefrom), or recoupment from other payments otherwise due to the Participant or beneficiary. Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, cancel or require reimbursement of any Awards granted to the Participant or any shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares underlying such Awards.

Section 13.            Dissolution or Liquidation; Other Corporate Transaction

(a)       Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Committee will notify each Participant, to the extent practicable, prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such transaction.

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(b)       Corporate Transaction. In the event of the consummation of a consolidation with or acquisition by another entity in a merger, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company (whether or not such event constitutes a Change in Control), unless otherwise determined by the Board or otherwise provided in the applicable Award Agreement, each outstanding Award will be treated as the Committee determines in its discretion. The Committee will not be required to treat all Awards in a similar manner.

(1)       By way of illustration and not limitation, the Committee may determine that one or more outstanding Awards will be assumed by the successor corporation (or its affiliate), substituted for a substantially equivalent award or right, or cancelled in exchange for the right to a cash payment of substantially equivalent value. If an Award will not be treated in any manner described in the foregoing sentence and the transaction constitutes a Change in Control, then unless otherwise determined by the Board, (i) each Stock Option or Stock Appreciation Right will become fully vested and exercisable, including with respect to any shares underlying such Award which would not otherwise be vested or exercisable, (ii) all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, (iii) with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions deemed met. In the case of the foregoing clause (i), unless the Stock Option or Stock Appreciation Right will be exercised or “cashed out” automatically by virtue of the terms of the transaction, without the need for any action on the part of the holder of such Stock Option or Stock Appreciation Right, the Committee will notify such holder, in writing or electronically, that the Stock Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee in its sole discretion and will terminate upon the expiration of such period.

(2)       For the purpose of this Section 13(b), an Award will be considered assumed if, following the transaction, the Award confers the right to purchase or receive, on a per-share basis, an amount equal to the consideration received by holders of common stock in the transaction (less the aggregate Exercise Price, in the case of a Stock Option or Stock Appreciation Right), whether such consideration is in stock, cash, or other securities or property (or if the holders of common stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of outstanding shares). If the consideration received in the transaction is not solely common stock of the successor corporation (or its affiliate), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Stock Option or Stock Appreciation Right or upon the settlement of a Restricted Stock Unit or performance-based Award, for each share subject to such Award, to be solely common stock of the successor corporation (or its affiliate) equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control (and less the aggregate Exercise Price, in the case of a Stock Option or Stock Appreciation Right).

Section 14.            General Provisions

(a)       No Right to Grants. No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, officers, employees, Directors, Consultants, or other service providers under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)       No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c)       No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan and the granting of Awards shall not confer upon any employee any right to continued employment, nor shall it alter the at-will nature of any employment relationship or interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

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(d)       Tax Withholding. The Company and the applicable Affiliate employing the Participant shall be authorized (i) to take such action as appropriate to withhold and collect all applicable federal, state, or local payroll, withholding, income or other taxes (that are the responsibility of the Participant) that may be owed by the Participant in connection with the grant, vesting, exercise, purchase, or distribution of an Award, or any payment due or transfer made under any Award, or from any other compensation or other amount due to the Participant in connection with the Plan (whether in cash, shares, other Awards, other property, net settlement, or any combination thereof, as permitted by the Committee), and (ii) to take such other action (including providing for elective payment of such amounts in cash or shares by such Participant) as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)       Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f)       No Fiduciary Relationship. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)       No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)       Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which requisite authority will not have been obtained.

(i)       Electronic Signatures. For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.

(j)       Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of choice or conflict of laws that would otherwise refer to the laws of another jurisdiction.

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(k)       Section 409A.

(1)       General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Committee may, without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including without limitation, any such actions intended to (A) exempt the Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under the Plan or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A. If the Award includes a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(2)       Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(3)       Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Committee) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid without interest (in a manner set forth in the Award Agreement) in the seventh month after the separation from service. Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

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(4)       No Assignment. No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(5)       Change in Control. Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treas. Reg. § 1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control for any other purpose.

(6)       Amendment. Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Section 15.            Term of the Plan

(a)       Effective Date. The Plan shall be effective as of the later of the date it is approved by the Company’s shareholders and the date on which the Company first receives payment for the shares of Common Stock sold pursuant to the Company’s initial public offering (the “Effective Date”). If the Plan is not approved by the Company’s shareholders, or the initial public offering does not occur, the Plan and any awards granted under the Plan shall be null and void.

(b)       Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

[End of Document]

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